UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 13, 2008

SIMTROL, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10927	58-2028246
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Guthridge Court, Suite 250, Norcross, Georgia		30092
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(770) 242-7566

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2008, the independent directors of Simtrol, Inc. (the “Company”) approved an amendment to the Company’s 2002 Equity Incentive Plan (the “Plan”). The purpose of the amendment is to increase the number of shares of authorized common stock available for issuance under the Plan to 8,000,000 shares from the previously authorized number of 6,000,000 shares. The foregoing summary description of the amendment to the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan.

Item 5.02(e) Compensatory Arrangements of Certain Officers.

On June 19, 2008, the Company entered into a compensation agreement with Mr. Oliver Cooper, President and Chief Executive Officer. Mr. Cooper’s annual base salary with the Company is $156,000, payable in accordance with the Company’s current bi-weekly pay schedule and options to purchase common stock were granted as follows:

•	Nonqualified stock options to purchase 750,000 shares of common stock of the Company at an exercise price equal to $0.37;

•	Nonqualified stock options to purchase 750,000 shares of common stock of the Company at an exercise price equal to $0.75 per share; and

•	Nonqualified stock options to purchase 500,000 shares of common stock of the Company at an exercise price equal to $1.25 per share.

All grants have three-year vesting periods, with monthly vesting ratably, and ten-year lives in accordance with the Company’s 2002 Equity Incentive Plan.

On June 13, 2008, the Company entered into a transition agreement with the Company’s former Chief Executive Officer, Mr. Richard Egan. The Company paid Mr. Egan $4,200.00 in cash as payment of his accrued, unused vacation on June 6, 2008 and further agreed to pay separation payments totaling $48,400 in 14 equal bi-weekly cash installments. Mr. Egan agreed to release and discharge the Company from any and all claims or liability, whether known or unknown, arising out of any event, act or omission occurring on or before the date of the Agreement. The Agreement also included hiring Mr. Egan as a consultant to the Company through January 31, 2010. Mr. Egan agreed to forfeit the previously granted stock options as outlined below:

Grant Date	Number of Shares	Exercise Price
January 4, 2000	7,500	$4.70
August 25, 2000	7,500	$40.00
May 6, 2002	5,000	$4.80
July 25, 2002	1,000	$2.00
June 6, 2003	7,500	$2.40
June 21, 2004	50,000	$2.00

The following stock option grants remain in effect and shall continue to be governed by the Company’s 2002 Equity Incentive Plan and the relevant stock option grant notice:

Grant Date	Number of Shares	Exercise Price
July 21, 2005	50,000	$0.90
November 8, 2005	50,000	$0.55
August 24, 2006	15,000	$0.48
January 31, 2007	400,000	$0.38
December 11, 2007	200,000	$0.80
April 11, 2008	37,500	$0.53

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMTROL, INC.

By: /s/ Stephen N. Samp
Stephen N. Samp
Chief Financial Officer

Dated: June 19, 2008